                                                                    EXHIBIT 99.4

                         PRO FORMA FINANCIAL INFORMATION

          REGIONS FINANCIAL CORPORATION AND UNION PLANTERS CORPORATION

    The following Unaudited Pro Forma Combined Condensed Consolidated Statement of Financial Condition combines the historical Consolidated Statement of Financial Condition of Regions Financial Corporation ("Regions") and its subsidiaries and the historical Consolidated Statement of Financial Condition of Union Planters Corporation ("Union Planters") and its subsidiaries giving effect to the merger as if it had occurred on June 30, 2004 as an acquisition by Regions of Union Planters using the purchase method of accounting and giving effect to the related pro forma adjustments described in the accompanying Notes to the Unaudited Pro Forma Combined Condensed Consolidated Financial Statements.

    The following Unaudited Pro Forma Combined Condensed Consolidated Statements of Income for the six months ended June 30, 2004 and the year ended December 31, 2003, combines the historical Consolidated Statements of Income of Regions and subsidiaries and Union Planters and subsidiaries giving effect to the merger as if the merger had become effective at January 1, 2004 and January 1, 2003, respectively, as an acquisition by Regions of Union Planters using the purchase method of accounting and giving effect to the related pro forma adjustments described in the accompanying Notes to the Unaudited Pro Forma Combined Condensed Consolidated Financial Statements.

    The unaudited pro forma combined condensed consolidated financial statements included herein are presented for informational purposes only. This information includes various estimates and may not necessarily be indicative of the financial position or results of operations that would have occurred if the merger had been consummated on the date or at the beginning of the period indicated or which may be attained in the future. The unaudited pro forma combined condensed consolidated financial statements and accompanying notes should be read in conjunction with and are qualified in their entirety by reference to the historical financial statements and related notes thereto of Regions and subsidiaries and Union Planters and subsidiaries.

    We anticipate that the merger will provide the combined company with financial benefits that include reduced operating expenses. The pro forma information, while helpful in illustrating the financial characteristics of the combined company under one set of assumptions, does not reflect the benefits of expected cost savings, opportunities to earn additional revenue, or the impact of restructuring and merger-related costs and, accordingly, does not attempt to predict or suggest future results. It also does not necessarily reflect what the historical results of the combined company would have been had our companies been combined during this period.

          REGIONS FINANCIAL CORPORATION AND UNION PLANTERS CORPORATION

               UNAUDITED PRO FORMA COMBINED CONDENSED CONSOLIDATED
                        STATEMENT OF FINANCIAL CONDITION
                               AS OF JUNE 30, 2004

                                                        REGIONS       UNION PLANTERS     PRO FORMA        PRO FORMA
                                                       HISTORICAL       HISTORICAL       ADJUSTMENT        COMBINED
                                                      ------------    --------------    ------------     ------------
                                                                           (AMOUNTS IN THOUSANDS)

ASSETS
Cash and due from banks ..........................    $  1,254,432     $    805,252     $                $  2,059,684
Interest-bearing deposits in other banks .........          35,802          130,326                           166,128
Securities held to maturity ......................          31,639                                             31,639
Securities available for sale ....................       8,717,580        5,386,696                        14,104,276
Trading account assets ...........................         754,213          346,933                         1,101,146
Loans held for sale ..............................       1,231,132        1,267,634                         2,498,766
Fed funds sold and securities purchased under
  agreements to resell ...........................         810,581          162,238                           972,819
Margin receivables ...............................         549,673                                            549,673
Loans, net of unearned income(Note 3) ............      33,636,784       22,145,962          126,701       55,909,447
Allowance for loan losses ........................        (452,677)        (303,144)                         (755,821)
Premises and equipment, net(Note 3) ..............         639,822          482,332          (33,358)       1,088,796
Mortgage servicing rights(Note 3) ................         156,774          359,258                           516,032
Excess purchase price(Note 3) ....................       1,101,425          743,185        3,092,863        4,937,473
Core deposit intangible(Note 3) ..................           4,942          101,419          266,598          372,959
Interest receivable ..............................         182,636          155,126                           337,762
Other assets(Note 3) .............................       1,102,035          430,975          (51,535)       1,481,475
                                                      ------------     ------------     ------------     ------------
TOTAL ASSETS .....................................    $ 49,756,793     $ 32,214,192     $  3,401,269     $ 85,372,254
                                                      ============     ============     ============     ============

LIABILITIES
Non-interest bearing deposits ....................    $  5,953,180     $  5,373,199     $                $ 11,326,379
Interest-bearing deposits(Note 3) ................      28,483,781       17,502,729           27,336       46,013,846
Fed funds purchased and securities sold under
  agreements to repurchase .......................       3,702,172        3,207,156                         6,909,328
Other short-term borrowings ......................       1,110,863                                          1,110,863
Long-term borrowings(Note 3) .....................       4,580,054        2,485,887          177,613        7,243,554
Other liabilities(Note 3) ........................       1,552,147          707,286          104,089        2,363,522
                                                      ------------     ------------     ------------     ------------
TOTAL LIABILITIES ................................      45,382,197       29,276,257          309,038       74,967,492

STOCKHOLDERS' EQUITY
Common stock(Note 2) .............................           2,716          951,345         (949,443)           4,618
Surplus(Note 2) ..................................         970,024          574,030        5,454,234        6,998,288
Undivided profits(Note 2) ........................       3,479,106        1,548,015       (1,548,015)       3,479,106
Less: Unearned stock compensation(Note 2) ........         (36,904)         (41,111)          41,111          (36,904)
Accumulated other comprehensive
  loss(Note 2) ...................................         (40,346)         (94,344)          94,344          (40,346)
                                                      ------------     ------------     ------------     ------------
TOTAL STOCKHOLDERS' EQUITY .......................       4,374,596        2,937,935        3,092,231       10,404,762
                                                      ------------     ------------     ------------     ------------

  TOTAL LIABILITIES AND
     STOCKHOLDERS' EQUITY ........................    $ 49,756,793     $ 32,214,192     $  3,401,269     $ 85,372,254
                                                      ============     ============     ============     ============

 THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THE UNAUDITED PRO FORMA COMBINED
                  CONDENSED CONSOLIDATED FINANCIAL INFORMATION.

          REGIONS FINANCIAL CORPORATION AND UNION PLANTERS CORPORATION

                     UNAUDITED PRO FORMA COMBINED CONDENSED
                        CONSOLIDATED STATEMENT OF INCOME
                     FOR THE SIX MONTHS ENDED JUNE 30, 2004

                                                              REGIONS        UNION PLANTERS       PRO FORMA         PRO FORMA
                                                             HISTORICAL        HISTORICAL        ADJUSTMENT          COMBINED
                                                           --------------    --------------    --------------     --------------
                                                                      (AMOUNTS IN THOUSANDS, EXCEPT PER SHARE DATA)
Interest income:
  Interest and fees on loans(Note 4) ..................    $      824,625    $      577,825    $      (28,104)    $    1,374,346
  Interest on securities(Note 4) ......................           179,630            96,863            20,370            296,863
  Interest on loans held for sale .....................            45,015            28,715                               73,730
  Interest on trading account assets ..................            12,800             3,021                               15,821
  Other interest income ...............................            11,492               953                               12,445
                                                           --------------    --------------    --------------     --------------
  Total interest income ...............................         1,073,562           707,377            (7,734)         1,773,205
Interest expense:
Interest on deposits(Note 4) ..........................           170,052           109,552            (8,778)           270,826
Interest on short-term borrowings .....................            37,808            11,157                               48,965
Interest on long-term borrowings(Note 4) ..............           105,842            54,435           (14,629)           145,648
                                                           --------------    --------------    --------------     --------------
  Total interest expense ..............................           313,702           175,144           (23,407)           465,439
                                                           --------------    --------------    --------------     --------------
  Net interest income .................................           759,860           532,233            15,673          1,307,766
Provision for loan losses .............................            40,000           180,747                              220,747
Non-interest income:
  Securities gains ....................................            12,952            32,817                               45,769
  Brokerage and investment banking ....................           267,089            20,628                              287,717
  Trust department income .............................            42,359            15,941                               58,300
  Service charges on deposit accounts .................           145,475           110,870                              256,345
  Mortgage servicing and origination fees .............            49,737            45,990                               95,727
  Other non-interest income ...........................           195,231           136,043                              331,274
                                                           --------------    --------------    --------------     --------------
     Total non-interest income ........................           712,843           362,289                            1,075,132
Non-interest expense:
  Salaries and employee benefits ......................           579,117           278,947                              858,064
  Net occupancy and equipment expense(Note 4) .........            91,256            91,618              (500)           182,374
  Amortization of core deposit intangible(Note 4)  ....               841             7,230            17,456             25,527
  Other non-interest expense(Note 4) ..................           294,615           224,368            (2,813)           516,170
                                                           --------------    --------------    --------------     --------------
     Total non-interest expense .......................           965,829           602,163            14,143          1,582,135
                                                           --------------    --------------    --------------     --------------
  Income before income taxes ..........................           466,874           111,612             1,530            580,016
Applicable income taxes ...............................           136,315            26,687               535            163,537
                                                           --------------    --------------    --------------     --------------
Net income ............................................    $      330,559    $       84,925    $          995     $      416,479
                                                           ==============    ==============    ==============     ==============
Net income applicable to common shares(Note 4) ........    $      325,835    $       84,850    $          995     $      411,680
                                                           ==============    ==============    ==============     ==============
Per share:
  Net income ..........................................    $         1.20    $         0.45                       $         0.89
  Net income -- diluted ...............................    $         1.18    $         0.44                       $         0.88
Average shares outstanding(Note 4) ....................           272,147           189,671                              461,818
Average shares outstanding -- diluted(Note 4) .........           275,921           191,011                              466,932


 THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THE UNAUDITED PRO FORMA COMBINED
                 CONDENSED CONSOLIDATED FINANCIAL INFORMATION.

          REGIONS FINANCIAL CORPORATION AND UNION PLANTERS CORPORATION

                     UNAUDITED PRO FORMA COMBINED CONDENSED
                        CONSOLIDATED STATEMENT OF INCOME
                     FOR THE YEAR ENDED DECEMBER 31, 2003

                                                              REGIONS        UNION PLANTERS       PRO FORMA         PRO FORMA
                                                             HISTORICAL        HISTORICAL        ADJUSTMENT          COMBINED
                                                           --------------    --------------    --------------     --------------
                                                                      (AMOUNTS IN THOUSANDS, EXCEPT PER SHARE DATA)
Interest income:
  Interest and fees on loans(Note 4) ..................    $    1,702,299    $    1,296,035    $      (49,718)    $    2,948,616
  Interest on securities(Note 4) ......................           373,120           217,369            40,741            631,230
  Interest on loans held for sale .....................            95,680           105,786                              201,466
  Interest on trading account assets ..................            26,093             8,651                               34,744
  Other interest income ...............................            21,938             3,154                               25,092
                                                           --------------    --------------    --------------     --------------
  Total interest income ...............................         2,219,130         1,630,995            (8,977)         3,841,148
Interest expense:
Interest on deposits(Note 4) ..........................           430,353           290,230           (14,412)           706,171
Interest on short-term borrowings .....................           101,075            29,720                              130,795
Interest on long-term borrowings(Note 4) ..............           213,104           114,447           (29,076)           298,475
                                                           --------------    --------------    --------------     --------------
  Total interest expense ..............................           744,532           434,397           (43,488)         1,135,441
                                                           --------------    --------------    --------------     --------------
  Net interest income .................................         1,474,598         1,196,598            34,511          2,705,707
Provision for loan losses .............................           121,500           181,539                              303,039
Non-interest income:
  Securities gains ....................................            25,658             8,203                               33,861
  Brokerage and investment banking ....................           552,729            38,337                              591,066
  Trust department income .............................            69,921            27,384                               97,305
  Service charges on deposit accounts .................           288,613           237,332                              525,945
  Mortgage servicing and origination fees .............           111,573           344,254                              455,827
  Other non-interest income ...........................           350,263           226,414                              576,677
                                                           --------------    --------------    --------------     --------------
     Total non-interest income ........................         1,398,757           881,924                            2,280,681
Non-interest expense:
  Salaries and employee benefits ......................         1,122,084           553,595                            1,675,679
  Net occupancy and equipment expense(Note 4) .........           187,194           183,777            (1,000)           369,971
  Amortization of core deposit intangible(Note 4)  ....             1,338            15,183            32,482             49,003
  Other non-interest expense(Note 4) ..................           529,667           478,658            (5,626)         1,002,699
                                                           --------------    --------------    --------------     --------------
     Total non-interest expense .......................         1,840,283         1,231,213            25,856          3,097,352
                                                           --------------    --------------    --------------     --------------
  Income before income taxes ..........................           911,572           665,770             8,655          1,585,997
Applicable income taxes ...............................           259,731           167,657             3,029            430,417
                                                           --------------    --------------    --------------     --------------
Net income ............................................    $      651,841    $      498,113    $        5,626     $    1,155,580
                                                           ==============    ==============    ==============     ==============
Net income applicable to common shares(Note 4) ........    $      651,841    $      497,328    $        5,626     $    1,154,795
                                                           ==============    ==============    ==============     ==============
Per share:
  Net income ..........................................    $         2.93    $         2.55                       $         2.46
  Net income -- diluted ...............................    $         2.90    $         2.52                       $         2.43
Average shares outstanding(Note 4) ....................           222,106           195,030            52,106            469,242
Average shares outstanding -- diluted(Note 4) .........           225,118           197,383            52,813            475,314


 THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THE UNAUDITED PRO FORMA COMBINED
                 CONDENSED CONSOLIDATED FINANCIAL INFORMATION.

          REGIONS FINANCIAL CORPORATION AND UNION PLANTERS CORPORATION

                 NOTES TO UNAUDITED PRO FORMA COMBINED CONDENSED
                        CONSOLIDATED FINANCIAL STATEMENTS
                     FOR THE SIX MONTHS ENDED JUNE 30, 2004

NOTE 1.

     The merger is accounted for as an acquisition by Regions of Union Planters using the purchase method of accounting and, accordingly, the assets and liabilities of Union Planters are recorded at their respective fair values on the merger date. The merger was effected by the issuance of Regions $0.01 par value common stock to Regions stockholders and Union Planters shareholders. Each share of Regions $0.625 par value common stock was exchanged for 1.2346 shares of Regions $0.01 par value common stock, and each share of Union Planters common stock was exchanged for one share of New Regions common stock. The Regions historical weighted average shares outstanding for the six months ended June 30, 2004 have already been adjusted for the exchange of 1.2346 shares of New Regions common stock for each share of Regions common stock. The shares of Regions common stock issued to effect the merger are recorded at $31.27 per share. This amount was determined by averaging the price of shares of Regions common stock over a four-day period surrounding the date the merger was announced and dividing by the Regions exchange ratio.

     The Pro Forma Combined Condensed Consolidated Statement of Financial Condition combines the historical Consolidated Statement of Financial Condition of Regions and its subsidiaries and the unaudited historical Consolidated Balance Sheet of Union Planters and its subsidiaries giving effect to the merger as if it had occurred on June 30, 2004 as an acquisition by Regions of Union Planters using the purchase method of accounting. The Pro Forma Combined Condensed Consolidated Statements of Income for the six months ended June 30, 2004 and the year ended December 31, 2003 combine the unaudited historical Consolidated Statements of Income of Regions and subsidiaries and the unaudited historical Consolidated Statements of Earnings of Union Planters and subsidiaries giving effect to the merger as if the merger had become effective at January 1, 2004 and January 1, 2003, respectively, as an acquisition by Regions of Union Planters using the purchase method of accounting. The pro forma financial information includes estimated adjustments to record assets and liabilities of Union Planters at their respective fair values. The pro forma adjustments included herein are subject to change as additional information becomes available and as additional analyses are performed.

     The final allocation of the purchase price will be determined within one year after the completion of the merger. The further refinement of exit costs and other purchase accounting adjustments will change the amount of excess purchase price recorded. The final adjustments may be materially different from the unaudited pro forma adjustments presented herein.

     The pro forma financial information for the merger is included only as of June 30, 2004 and for the six months ended June 30, 2004 and the year ended December 31, 2003. The unaudited pro forma information is not necessarily indicative of the results of operations or the combined financial position that would have resulted had the merger been completed at the beginning of the applicable periods presented, nor is it necessarily indicative of the results of operations in future periods or the future financial position of the combined company.

NOTE 2.

    The pro forma financial information reflects the issuance of 461,842,025 shares of New Regions common stock on June 30, 2004, with an aggregate par value of approximately $4.6 million. The table below provides the number of shares issued:

                                                                              AS OF JUNE 30, 2004
                                                                              -------------------

         Union Planters common shares outstanding............................    190,268,933
         Regions common shares outstanding...................................    271,573,092
                                                                                ------------
         New Regions common stock issued.....................................    461,842,025
                                                                                ============

    The pro forma financial information also includes adjustments to stockholders' equity for the elimination of Union Planters' accumulated other comprehensive loss of $94.3 million, the immediate vesting of Union Planters' unearned stock compensation of $41.1 million and the elimination of Union Planters' undivided profits of $1,548.0 million. All of these amounts have been reclassified into surplus. In addition to these equity adjustments, $79.8 million was included in the purchase price for the estimated fair value of all unexercised Union Planters' stock options assumed upon the merger. The $79.8 million estimate of fair value of the Union Planters' stock options is based on the Black-Scholes option model.

    The following table provides a summary of pro forma adjustments to stockholders' equity:

                                                                                        AS OF JUNE 30, 2004
                                                                                -----------------------------------
                                                                                (AMOUNTS IN MILLIONS, EXCEPT SHARE
                                                                                        AND PAR VALUE AMOUNTS)

Common stock adjustment
  Shares of New Regions common stock issued..................................           461,842,025
  New Regions par value......................................................      $           0.01            4.6
                                                                                   ----------------
  Less Union Planters common stock...........................................                               (951.3)
  Less Regions common stock..................................................                                 (2.7)
                                                                                                       -----------
  Common stock adjustment....................................................                               (949.4)
                                                                                                       -----------
Surplus adjustment
Purchase price -- Union Planters common shares (see Note 3)..................                              5,950.3
Purchase price -- estimated fair value of Union Planters' stock options......                                 79.8
  Union Planters undivided profits...........................................                              1,548.0
  Union Planters unearned stock compensation.................................                                (41.1)
  Union Planters accumulated other comprehensive loss........................                                (94.3)
  Union Planters stockholders' equity........................................                             (2,937.9)
  Common stock adjustment....................................................                                949.4
                                                                                                       -----------
     Surplus adjustment......................................................                              5,454.2
                                                                                                       -----------
Undivided profit adjustment -- Union Planters................................                             (1,548.0)
Unearned stock compensation adjustment -- Union Planters vesting.............                                 41.1
Elimination of Union Planters' accumulated other comprehensive loss..........                                 94.3
                                                                                                       -----------
  Total stockholders' equity adjustment......................................                          $   3,092.2
                                                                                                       ===========

NOTE 3.

    The purchase accounting adjustments included in the pro forma statement of financial condition include adjustments to loans, interest-bearing deposits, and long-term borrowings of $126.7 million, $27.3 million and $177.6 million, respectively. These adjustments are based on preliminary valuations performed as of June 30, 2004 and may change as additional information becomes available and as additional analyses are performed.

    A purchase accounting adjustment to property and equipment of $33.4 million has been included in the pro forma statement of financial condition to reduce these assets to their preliminary estimated fair value. The $33.4 million primarily relates to the revaluation of Union Planters' buildings and land.

    The table below provides the calculation of pro forma adjustments related to intangible assets which are included in the Unaudited Pro Forma Combined Condensed Statement of Financial Condition (in millions):

                                                          EXCESS          CORE DEPOSIT      UNIDENTIFIABLE
                                                      PURCHASE PRICE       INTANGIBLE         INTANGIBLES
                                                      --------------     --------------     --------------
     Establishment of intangible .................    $      3,836.0     $        368.0     $           --
     Elimination of Union Planters' intangible ...            (743.2)            (101.4)             (51.5)
                                                      --------------     --------------     --------------
       Pro forma adjustment ......................    $      3,092.8     $        266.6     $        (51.5)
                                                      ==============     ==============     ==============

    The purchase accounting adjustments include a core deposit intangible asset adjustment of $266.6 million. The adjustment includes the establishment of a core deposit intangible asset of $368.0 million less Union Planters' recorded core deposit intangible of $101.4 million. The $101.4 million core deposit intangible is eliminated since the $368.0 million core deposit intangible established represents the estimated intangible relating to all acquired deposits including those for which Union Planters had previously established a core deposit intangible. The $368.0 million was calculated using a present value cash flow analysis of the estimated savings on the core deposit base compared to Regions' alternative cost of funds. The amortization of the core deposit intangible in the pro forma statements of operations is calculated on an accelerated method over the total estimated life of the deposits.

    The purchase accounting adjustments also include a $51.5 million reduction in other assets to eliminate other unidentifiable intangible assets of Union Planters that arose from previously completed branch acquisitions. This unidentifiable intangible asset has historically been amortized by Union Planters in accordance with the transition provisions of Statement of Financial Accounting Standards No. 147, Acquisitions of Certain Financial Institutions. However, since Regions' acquisition of Union Planters will be a business combination as defined by Statement of Financial Accounting Standards No. 141 ("Statement 141"), Business Combinations, the criterion for intangible assets established by Statement 141 must be evaluated. This unidentifiable intangible asset is eliminated in the pro forma adjustments because it does not meet the contractual-legal criterion or the separability criterion for intangible assets established by Statement 141.

    An analysis to determine if other identifiable intangible assets exist has not yet been completed. Upon completion of this analysis, additional intangible assets may be recorded which will affect the purchase price allocation.

    The pro forma statement of financial condition includes an estimated $104.1 million adjustment to other liabilities for liabilities expected to be assumed in the merger and the establishment of deferred taxes related to purchase accounting adjustments. The estimated liabilities assumed in the merger consist of personnel related costs which include involuntary termination benefits for Union Planters' employees severed in connection with the merger as well as relocation costs for continuing Union Planters' employees, and occupancy costs related to lease cancellation penalties for space vacated in connection with the merger. Also included in the $104.1 million estimated liability is the establishment of a $37.6 million liability for investment banking fees, attorney fees, accountant fees, and other transaction related costs and a deferred tax adjustment of $16.7 million which is based on 35% of all taxable purchase accounting adjustments to assets and liabilities.

    The following table provides the calculation and allocation of the purchase price used in the pro forma financial statements:


Purchase price:
  New Regions shares issued to Union Planters common
     shareholders ............................................................     190,268,933
  Average Regions share price over four days surrounding
     announcement of merger ..................................................    $      38.61
  Regions exchange ratio .....................................................          1.2346     $      31.27
                                                                                  ------------     ------------
  Purchase price per Union Planters common share (in millions) ...............                     $    5,950.3
  Estimated fair value of Union Planters stock options .......................                             79.8
                                                                                                   ------------
  Purchase price .............................................................                          6,030.1
Net assets acquired (in millions):
  Union Planters' shareholders' equity .......................................    $    2,937.9
  Less Union Planters' excess purchase price and other intangibles ...........          (896.1)        (2,041.8)
                                                                                  ------------     ------------
  Excess of purchase price over carrying value of net assets acquired ........                          3,988.3
Estimated adjustments to reflect fair value of assets acquired and liabilities assumed:
  Loans, net of unearned income ..............................................                           (126.7)
  Premises and equipment .....................................................                             33.4
  Core deposit intangible ....................................................                           (368.0)
  Estimated liabilities assumed:
     Personnel related .......................................................    $       40.7
     Occupancy related .......................................................             9.1
     Other ...................................................................            37.6
     Deferred income taxes ...................................................            16.7
                                                                                  ------------
                                                                                                          104.1
  Interest-bearing deposits ..................................................                             27.3
  Long-term borrowings .......................................................                            177.6
                                                                                                   ------------
  Excess purchase price ......................................................                     $    3,836.0
                                                                                                   ============

NOTE 4.

    The pro forma combined condensed statements of income for the six months ended June 30, 2004 and the year ended December 31, 2003 include adjustments for the amortization of the estimated core deposit intangible, the estimated amortization of purchase accounting adjustments made to securities, loans, interest-bearing deposits, and long-term borrowings, and the related tax effect of all the adjustments. The amortization of the purchase accounting adjustments made to loans, interest-bearing deposits, and long-term borrowings was estimated using the effective yield method over the estimated life of the assets or liabilities. In the historical June 30, 2004 Union Planters' consolidated balance sheet, Union Planters reported a $146.7 million unrealized loss on available for sale securities in accumulated other comprehensive income, net of tax. The $146.7 million will be accounted for as a discount paid by Regions and will be recognized over the remaining life of the portfolio using the effective yield method. Included in the unaudited pro forma combined condensed consolidated statements of income are purchase accounting adjustments made to interest on securities related to the accretion of the $146.7 million purchase accounting discount. The accretion included in the unaudited pro forma combined condensed consolidated statements of income has been calculated using the straight line method over the weighted average life of the securities portfolio of 3.6 years. Purchase accounting adjustments were also included in the pro forma combined condensed consolidated statements of income to reduce the estimated depreciation resulting from premises and equipment write-downs and to eliminate the amortization of Union Planters' other unidentifiable intangible assets. The depreciation adjustment is included in net occupancy and equipment expense, and the amortization adjustment is included in other non-interest expense. The depreciation adjustment was estimated using a straight-line basis and an estimated useful life of 39 years for buildings.

    Based on the assumptions described above and the merger becoming effective July 1, 2004, the estimated impact of the purchase accounting adjustments on income before income taxes for the six months ended December 31, 2004 and the five-year period ended December 31, 2009 is provided in the table below (in millions):

                                         SIX MONTHS
                                           ENDED
                                         DECEMBER 31,                           YEAR ENDED DECEMBER 31,
                                         ------------   ------------------------------------------------------------------------
                                             2004           2005            2006           2007          2008            2009
                                         ------------   ------------   ------------   ------------   ------------   ------------
                                                                                 INCOME (EXPENSE)
Interest and fees on loans ............  $      (28.1)  $      (40.2)  $      (28.0)  $      (16.5)  $       (6.3)  $       (2.5)
Interest on securities ................          20.4           40.7           40.7           40.7            4.1             --
Interest on deposits ..................           8.8            9.4            5.1            2.5            1.2            0.2
Interest on long-term borrowings ......          14.6           28.6           25.3           21.9           13.8           11.7
Net occupancy and equipment expense ...           0.5            1.0            1.0            1.0            1.0            1.0
Amortization of core deposit intangible         (17.5)         (28.6)         (23.1)         (20.4)         (18.4)         (14.3)
Other non-interest expense ............           2.8            5.6            5.6            5.6            5.6            5.6
                                         ------------   ------------   ------------   ------------   ------------   ------------
     Income before income taxes .......  $        1.5   $       16.5   $       26.6   $       34.8   $        1.0   $        1.7
                                         ------------   ------------   ------------   ------------   ------------   ------------


    As discussed in Note 5, Regions expects to incur merger and restructuring expenses in connection with the merger. For the six months ended June 30, 2004, the historical financial statements of Regions and Union Planters include a combined total of $24.1 million in restructuring and merger related expenses. All other restructuring and merger related expenses will be recorded in the combined results of operations as they are incurred.

    Additionally, Regions is expected to realize approximately $200 million in cost savings following the merger. These cost savings are not reflected in the pro forma financial information.

    The adjustments reflected in the pro forma combined condensed consolidated statements of income are presented in the table below:

                                                                                         SIX MONTHS ENDED           YEAR ENDED
                                                                                           JUNE 30, 2004         DECEMBER 31, 2003
                                                                                            (AMOUNTS IN             (AMOUNTS IN
                                                                                             MILLIONS)               MILLIONS)
                                                                                          ---------------        -----------------
     Amortization of loan purchase accounting adjustment ...............................  $         (28.1)       $          (49.7)
     Accretion of securities purchase accounting adjustment ............................             20.4                    40.7
     Amortization of deposit purchase accounting adjustment ............................              8.8                    14.4
     Amortization of long-term borrowings purchase accounting adjustment ...............             14.6                    29.1
     Depreciation adjustment related to premises and equipment write-down ..............              0.5                     1.0
     Remove amortization of Union Planters' other unidentifiable
       intangible assets ...............................................................              2.8                     5.6
     Amortization of core deposit intangible established through purchase accounting ...            (24.7)                  (47.7)
     Remove amortization of Union Planters' core deposit intangible ....................              7.2                    15.2
                                                                                          ---------------        ----------------
            Net core deposit intangible amortization adjustment ........................            (17.5)                  (32.5)
                                                                                          ---------------        ----------------
     Increase in income before income taxes ............................................              1.5                     8.6
     Income tax rate ...................................................................               35%                     35%
                                                                                          ---------------        ----------------
       Income tax adjustment ...........................................................              0.5                     3.0
                                                                                          ---------------        ----------------
     Increase in net income and net income available to common shareholders ............  $           1.0        $            5.6
                                                                                          ===============        ================

    The pro forma weighted average shares outstanding for the six months ended June 30, 2004 were calculated as follows:

                                                   BASIC        DILUTED
                                                ----------    ----------
                                                 (AMOUNTS IN THOUSANDS)

     Union Planters' historical ............       189,671       191,011
     Regions' historical (1) ...............       272,147       275,921
                                                ----------    ----------
     Pro forma average shares outstanding ..       461,818       466,932
                                                ==========    ==========

----------
(1) The Regions historical weighted average shares outstanding for the six months ended June 30, 2004 have already been adjusted for the exchange of
    1.2346 shares of New Regions common stock for each share of Regions common stock.

    The pro forma weighted average shares outstanding for the year ended December 31, 2003 were calculated as follows:

                                                       BASIC                  DILUTED
                                                -------------------------------------------
                                                   (IN THOUSANDS)          (IN THOUSANDS)
    Union Planters' historical..............                195,030                  197,383
    Regions' historical.....................    222,106                  225,118
    Exchange ratio..........................     1.2346     274,212       1.2346     277,931
                                                -------     -------      -------     -------
    Pro forma average shares outstanding....                469,242                  475,314
                                                            =======                  =======

NOTE 5.

    In connection with the merger, Regions continues to consolidate the operations of Regions and Union Planters. The consolidation of operations will involve involuntary termination of Union Planters' employees, vacating Union Planters' leased premises, canceling contracts between Union Planters and certain service providers and selling or otherwise disposing of certain premises, furniture and equipment owned by Union Planters. The costs associated with these activities will be recorded as purchase accounting adjustments, which have the effect of increasing the amount of the purchase price allocable to excess purchase price. The pro forma combined condensed consolidated statement of financial condition includes a preliminary estimate of such costs of $120.7 million. The $120.7 million consists of a premises and equipment reduction of $33.4 million and liabilities incurred of $87.3 million. See Note 3 for additional discussion.

    In addition to the consolidation of operations impacting Union Planters' employees and activities, certain decisions may be made to involuntarily terminate Regions employees, vacate Regions leased premises, cancel contracts and sell or otherwise dispose of certain premises, furniture and equipment owned by Regions. These exit and disposal costs will be recorded in accordance with FASB Statement No. 146 in the results of operations of the combined company in the period incurred. New Regions also expects to incur merger-related expenses in the process of combining the operations of the two companies. These merger-related expenses include system conversion costs, employee retention arrangements and costs of incremental communications to customers and others. It is expected that the exit and disposal costs along with the merger-related costs will be incurred over a three-year period after completion of the merger.

NOTE 6.

    Based on the unaudited pro forma combined condensed consolidated statement of financial condition included herein, the pro forma capital ratios for the combined company as of June 30, 2004 are as follows:

                                                                        RATIO
                                                                       --------

Regulatory Capital Ratios:
Leverage (Tier 1 Capital to Average Assets)                             7.10%
Tier 1 Capital (to Risk-Weighted Assets)                                8.97%
Total Capital (to Risk-Weighted Assets)                                13.44%

Other Capital Ratio:
Tangible Common Equity to Tangible Assets                               6.36%
